Cue Biopharma and ImmunoScape Announce Strategic Collaboration to Develop
Breakthrough Cell Therapy Approach for Solid Tumors


Exclusive collaboration and license agreement focuses on advancing novel, T cell therapy “Seed-and-Boost” approach exploiting the mechanism of the CUE-100 series of Immuno-STATs®


Novel therapeutic approach is designed to enable in vivo expansion and activation of infused T cell receptor engineered T cells (TCR-Ts) to provide durability, tolerability and enhanced clinical benefit while reducing manufacturing complexity


Compelling data generated in preclinical models of multiple solid tumors, including pancreatic and ovarian, demonstrates the clinical potential of this novel immunotherapy approach with IND enabling studies on track for 2027 submission

BOSTON, MA. and SINGAPORE, November 6, 2025 -- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of autoimmune disease and cancer, and ImmunoScape, Pte. Ltd, a biotechnology company developing next-generation T cell receptor (TCR)-based therapies in oncology, today announced that they have entered into a collaboration and license agreement to advance a novel in vivo approach to cell therapy for the treatment of solid tumors. Under the agreement, ImmunoScape will develop a novel Seed-and-Boost immunotherapy that combines Cue Biopharma’s clinically-validated Immuno-STAT T-cell engagers, the CUE-100 series, with ImmunoScape’s proprietary TCRs. The combination therapy is designed to overcome core limitations of existing cell therapies with the potential for establishing a breakthrough standard of care with superior anti-tumor activity durable T cell persistence and product scalability.

With this Seed-and-Boost approach to immunotherapy, a minimal starting dose of ImmunoScape’s tumor-specific TCR-Ts are administered to the patient (Seed) followed by the administration of Cue Biopharma’s TCR matched IL-2 Immuno-STAT molecules (Boost). TCR-selective engagement is designed to enable targeted expansion and activation in the patient while avoiding systemic immune activation and the off-the-shelf Immuno-STAT dosing to allow for precise in vivo modulation of the tumor-specific T cell response to enhance efficacy, persistence and tumor infiltration while mitigating T cell exhaustion. By requiring only small starting numbers of engineered T cells, this strategy simplifies manufacturing and aims to deliver deeper and durable clinical efficacy for patients along with improved tolerability and quality of life. This promising breakthrough approach is supported by a comprehensive preclinical data package from both companies.

The CUE-100 series is a novel class of injectable biologics that leverage the specificity of a TCR, enabling selective engagement and activation of targeted disease-specific T cells. The core protein framework of the Immuno-STAT molecules facilitates engagement with the TCR, fostering TCR signaling while concurrently delivering Interleukin-2 (IL-2) as the key second costimulatory molecule for selective T cell activation and expansion. The Phase 1 clinical datasets generated from the CUE-100 series programs have demonstrated clinical activity in several metastatic cancers without the significant toxicities that are often caused by traditional immune activating IL-2 delivery.

ImmunoScape has developed an extensive library of highly potent TCRs against a diverse panel of shared tumor-specific targets binding to the world’s most prevalent HLA alleles. By utilizing these proprietary TCRs in combination with the CUE-100 series, it is anticipated that the potential of cell therapy to provide durable and effective anti-tumor effects in solid tumors may become a reality with this Seed-and-Boost approach.

“We believe this strategic collaboration with ImmunoScape represents a significant development for treating solid tumors with immunotherapy and creating potential value for our shareholders,” said Usman Azam, M.D., president and chief executive officer of Cue Biopharma. “It positions the Company to focus on our autoimmune disease programs and continue to advance the Immuno-STAT platform for oncology with our partners at ImmunoScape.”

“ImmunoScape is excited to partner with Cue Biopharma to pioneer this novel immunotherapy against solid tumors and potentially provide patients with a promising treatment option,” said Michael Fehlings, chief executive officer of ImmunoScape. “Based on our extensive preclinical work, we believe this Seed- and-Boost approach will transform T cell therapy for long-term efficacy against a range of solid tumors while avoiding the deleterious side effects of broad immune activation. We aim to transform patients’ lives by enabling superior cell therapy and streamlining the patient journey.”

Pursuant to the terms of the collaboration, Cue Biopharma is entitled to receive an upfront total payment of $15 million, $10 million in Q4 2025 and $5 million in November of 2026, as well as a 40% equity stake in ImmunoScape. In addition, Cue Biopharma is also eligible for high-single-digit royalty payments on net sales. For further details regarding the terms of the collaboration and license agreement, please refer to the Current Report on Form 8-K filed today by Cue Biopharma.

About the CUE-100 Series

The CUE-100 series consists of Fc-fusion biologics that incorporate peptide-major histocompatibility complex (pMHC) molecules along with rationally engineered interleukin 2 (IL-2) molecules. These singular biologics are anticipated to selectively target, activate and expand a robust repertoire of tumor-specific T cells directly in the patient’s body. The binding affinity of IL-2 for its receptor has been deliberately attenuated to achieve preferential selective activation of tumor-specific effector T cells while reducing potential for effects on regulatory T cells (Tregs) or broad systemic activation, potentially mitigating the dose-limiting toxicities associated with current IL-2-based therapies.

About ImmunoScape
ImmunoScape is a biotechnology company focused on the discovery and development of next-generation T-cell receptor (TCR) cell therapies in the field of oncology. The company’s proprietary Deep Immunomics technology platform enables highly sensitive, large-scale mining and immune profiling of T cells in cancer patient samples to identify novel, therapeutically relevant TCRs. Located in both Singapore and California, ImmunoScape has developed an extensive and diverse portfolio of highly potent and best-in-class TCRs against a broad array of shared tumor antigens and HLA alleles across the world’s population.

For more information, please visit immunoscape.com

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT® (Selective Targeting and Alteration of T cells), and biologics are designed to harness the curative potential of the body’s intrinsic immune system without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team with deep expertise in immunology and immuno-oncology as well as the design and clinical development of protein biologics.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Cue Biopharma’s Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the potential benefits of the therapeutic approach to be developed pursuant to the collaboration and license agreement with ImmunoScape; the timing for publication of preclinical data, the advancement of IND-enabling studies and the timing for filing of an IND; the expected benefits for Cue and its shareholders of collaborating with ImmunoScape on the Immuno-STAT platform for oncology; Cue Biopharma’s potential receipt of certain development and milestone-based payments as well as royalty payments on net sales; the company’s belief that the Immuno-STAT platform stimulates targeted immune modulation through the selective modulation of disease-relevant T cell and the applicability of the company’s platform across many cancers and autoimmune diseases; and the company’s business strategies, plans and prospects. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,”

“future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s ability to maintain its collaboration with ImmunoScape; the company’s ability to shift its focus to its autoimmune assets; the company’s limited operating history, limited cash and a history of losses; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; its ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the company’s trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to obtain adequate financing to fund its business operations in the future; the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell
Senior Director, Corporate Communications
Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contacts
Jonathan Pappas
LifeSci Communications

jpappas@lifescicomms.com

Kalyn Schieffer for ImmunoScape
kos@anzupartners.com